EXHIBIT 15

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS



MidAmerican Energy Holdings Company
Des Moines, Iowa

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of MidAmerican Energy Holdings Company for the three and nine month periods ended September 30, 1999 and 1998 as indicated in our report dated October 25, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, is incorporated by reference in Registration Statements No. 33-26256, No. 33-38431, No. 33-41152, No. 33-44934, No. 33-52147, No. 33-64897, No. 333-30395 and No.
333-74691 on Form S-8 and Registration Statements No. 333-30537, No. 333-45615 and No. 333-62697 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP
Des Moines, Iowa
November 10, 1999